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                                                                     EXHIBIT 5.1


                  ROBINSON, BRADSHAW & HINSON, P.A. LETTERHEAD


                                 June 26, 1998



Caraustar Industries, Inc.
3100 Washington Street
P.O. Box 115
Austell, Georgia 30001


Ladies and Gentlemen:

         We refer to the Registration Statement of Caraustar Industries, Inc., a North Carolina corporation (hereinafter referred to as the "Company"), to be filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 2,000,000 shares of the Company's Common Stock, par value $.10 per share (the "Shares"), in connection with the 1998 Key Employee Incentive Compensation Plan of the Company (the "Plan"). We have examined the Amended and Restated Articles of Incorporation and the Second Amended and Restated Bylaws of the Company, minutes of applicable meetings of the Board of Directors and Stockholders of the Company, and other Company records, together with applicable certificates of public officials and other documents that we have deemed relevant.

         Based upon the foregoing and subject to the conditions set forth below, it is our opinion that the Shares, if and when originally issued and sold as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable.

         We have assumed that the Company and those employees receiving Shares under the Plan will have complied with the relevant requirements of the Plan.

         The opinions expressed herein are contingent upon the Company's Amended and Restated Articles of Incorporation and Bylaws not being further amended prior to the issuance of the Shares.

         We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

         This opinion is limited to the North Carolina Business Corporation Act, and we express no opinion with respect to the laws of any other state or jurisdiction.


                                             Very truly yours,

                                             ROBINSON, BRADSHAW & HINSON, P.A.

                                             /s/ Patrick S. Bryant

                                             Patrick S. Bryant


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